EXHIBIT 21.1


                          BENTLEY PHARMACEUTICALS, INC.
                              LIST OF SUBSIDIARIES


                                                 State or Other Jurisdiction of
Name of Subsidiary                               Incorporation or Organization
------------------                               -----------------------------

Pharma de Espana, Inc.                           State of Delaware

Laboratorios Belmac S.A.                         Spain

Laboratorios Davur S.L.                          Spain

Laboratorios Rimafar S.L.                        Spain

Bentley Park, LLC                                State of Delaware

Bentley Healthcare Corporation                   State of Florida

Belmac Health Corporation                        State of Florida

Belmac Hygiene, Inc.                             State of Florida

Belmac Holdings, Inc.                            State of Florida

Belmac A.I., Inc.                                State of Florida

B.O.G. International Finance, Inc.               State of Florida

Belmac Jamaica, Ltd.                             Jamaica